EXHIBIT 99.1

Endovia Health Sciences Closes Initial $500,000 Financing to Accelerate CannEpil® Development Amid Growing Federal Support for Botanical Drug Pathways

Initial funding represents first tranche of previously announced $1 million C/M Capital commitment supporting CannEpil® development and commercialization

Financing comes as FDA and Congress increase focus on advancing and incentivizing regulated development of botanical and plant-derived medicines

FORT LAUDERDALE, Fla. — September 22, 2026 — Endovia Health Sciences, Inc. (NYSE American: EDVA) (“Endovia” or the “Company”), a cannabinoid health sciences company, today announced that it has closed $500,000 of initial secured convertible debt funding from C/M Capital Master Fund, LP (“C/M Capital”), representing the first tranche of the aggregate $1 million investment commitment previously announced in connection with the Company’s exclusive global licensing agreement for CannEpil® with Argent BioPharma Limited.

The financing provides additional capital to advance the development and commercialization of CannEpil®, including Endovia’s U.S. FDA-regulated veterinary development program and international commercialization initiatives.

C/M Capital’s commitment to the $1 million investment was previously announced in connection with Endovia’s acquisition of exclusive worldwide rights to CannEpil®. C/M Capital committed capital to support regulatory advancement, clinical development planning and commercialization of the product.

“When we acquired the global rights to CannEpil, we laid out a clear strategy: secure a differentiated pharmaceutical cannabinoid asset, capitalize the program, advance it through established regulatory pathways and build a broader cannabinoid health sciences platform around it,” said Brady Cobb, Interim Chief Executive Officer of Endovia Health Sciences. “With this initial funding now closed, we are putting capital directly behind that strategy at what we believe is an increasingly important time for cannabinoid science and federal regulatory policy.”

Advancing CannEpil® Through Established FDA Pathways

The financing follows a series of milestones for Endovia’s CannEpil® development program.

The U.S. Food and Drug Administration’s Center for Veterinary Medicine previously established Investigational New Animal Drug (“INAD”) File No. 14145 for the CannEpil® veterinary development program, formally initiating the FDA regulatory process for development of CannEpil® as an investigational veterinary pharmaceutical.

Endovia is initially pursuing CannEpil® for the management of cancer-related pain in companion animals, beginning with canine oncology, and is working with Lupvindol Biosciences Ltd., its veterinary development partner, to advance the program through the applicable FDA regulatory process.

The Company also continues to pursue international commercialization opportunities for CannEpil® and evaluate additional cannabinoid formulations and intellectual property for potential licensing, acquisition or strategic collaboration.

Federal Momentum Toward Botanical Drug Development

Endovia believes its investment in cannabinoid pharmaceutical development is occurring against an increasingly constructive federal backdrop for the scientific development of botanical and plant-derived medicines.

The FDA recently launched an initiative seeking public input on opportunities to advance botanical drug development in the United States, including regulatory challenges facing botanical drug developers, innovative approaches to accelerate development, potential updates to FDA guidance and resources, quality standards and clinical study design. The initiative builds upon the FDA’s existing botanical drug regulatory framework, under which plant-derived products may be developed through established FDA drug-approval pathways. FDA materials addressing drug development from the cannabis plant have also identified the Agency’s botanical drug guidance as applicable to the use of botanicals, including cannabis, as sources for drug development.

Congress is also considering new incentives intended to encourage investment in FDA-regulated botanical medicines. On August 27, 2026, Representatives Lauren Boebert and Derrick Van Orden introduced H.R. 10150, the Advancing Botanical Drug Development Act of 2026, which was referred to the House Committee on Energy and Commerce. The proposed legislation would amend Section 505 of the Federal Food, Drug, and Cosmetic Act to provide qualifying botanical drugs approved through the FDA’s Section 505(b)(1) pathway with a 12-year period of market exclusivity, during which certain subsequent applications relying upon the approved botanical drug could not become effective.

In its findings, H.R. 10150 recognizes both the scientific potential and unique development challenges associated with botanical medicines and states that existing intellectual-property and regulatory-exclusivity frameworks may provide insufficient incentives for private investment in botanical drug research and development. The legislation expressly seeks to encourage the development and approval of evidence-based, FDA-regulated botanical drugs while maintaining the safety and effectiveness standards applicable to other FDA-regulated drugs.

“We believe these developments are significant for the broader cannabinoid sciences industry,” Cobb said. “The FDA already has an established regulatory framework for botanical drug development, and cannabis has been recognized within the Agency’s botanical drug development materials. We are now seeing renewed attention from both FDA and Congress around how sophisticated plant-derived medicines can be developed, evaluated and ultimately brought to market through rigorous, science-based regulatory pathways.”

Cobb continued, “The proposed 12-year exclusivity period is particularly noteworthy because access to capital and protection of the substantial investment required for pharmaceutical development are critical to building viable programs around complex plant-derived medicines. While H.R. 10150 remains proposed legislation, we believe its introduction, together with FDA’s renewed focus on botanical drug development, reflects meaningful federal attention to creating an environment capable of supporting greater scientific and private-sector investment in this area.”

About Endovia Health Sciences

Endovia Health Sciences, Inc. (NYSE American: EDVA) is a cannabinoid health sciences company focused on building a diversified platform across pharmaceutical development, FDA-regulated human and veterinary therapeutics, international pharmaceutical commercialization and cannabinoid-based wellness products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws, including statements regarding the development and commercialization of CannEpil®; the intended use and anticipated benefits of financing proceeds; future funding; FDA and other regulatory activities; potential changes in federal laws, regulations and policies affecting botanical drugs, cannabis and cannabinoids; plans and expectations for commercialization efforts including for veterinary uses and U.S. and international commercialization; potential licensing and acquisition opportunities; and the Company’s strategy to develop and expand its cannabinoid health sciences platform.

Forward-looking statements are based on current expectations, estimates, projections and assumptions and involve risks and uncertainties that could cause actual results to differ materially. These risks include the Company’s ability to obtain additional financing; successfully develop, obtain regulatory authorization for and commercialize CannEpil® or other products; maintain its rights under applicable license agreements; the enactment, implementation or impact of proposed legislation or regulatory initiatives; the occurrence of greater scientific and private-sector investment in botanical drug pathways, our ability to identify and consummate licensing, acquisition or strategic transactions; comply with NYSE American continued listing standards; and successfully execute our business strategy, our ability to complete required studies, establish product safety and efficacy, obtain and maintain regulatory authorizations, the risk that competitors market the same or similar products, our ability execute commercialization or strategic-partnering arrangements, the risk that that the market or demand for any resulting product we seek to commercialize in the future could be less than expected or projected, our ability to meet our debt obligations and the negative financial and operational consequences of failing to do so, the possibility that our expectations and perceived benefits with respect to our business and product development plan and strategic transactions we may pursue prove to be incorrect, and risks with respect to our ability to negotiate and execute definitive agreements, satisfy closing conditions, obtain required approvals with respect to any such strategic transaction. There can be no assurance that the Company’s goals and milestones will be achieved, that the Company or its collaborators will receive or maintain necessary regulatory authorizations or that any initiative will ultimately generate revenue.

There can be no assurance that additional funding will be received, H.R. 10150 or other proposed legislation will be enacted in its current form or at all, regulatory policies will change, regulatory or commercialization milestones will be achieved, or any product or initiative will ultimately generate revenue. Additional risks are described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Form S-1 filed on August 7, 2026, as amended, and the final prospectus filed pursuant to Rule 424(b)(3) on August 28, 2026.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any such statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Endovia Health Sciences
investors@endoviasciences.com

Media Contact
Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083